Exhibit 99.1

Crescent Capital BDC, Inc. Completes Acquisition of Alcentra Capital Corporation

•	Combined company estimated to have over $550 million of net assets and a portfolio in excess of $900 million

•	New fee structure with permanent reduction in base management fee rate and increased hurdle rate

•	Further shareholder alignment initiatives include waivers of the base management and income incentive fees for 18 months following listing, in addition to $20 million stock repurchase authorization

LOS ANGELES—(BUSINESS WIRE)—February 3, 2020—Crescent Capital BDC, Inc. (“Crescent BDC”) today announced that it has completed its acquisition of Alcentra Capital Corporation (“Alcentra Capital”) (formerly NASDAQ:ABDC). With the closing of the merger, Crescent BDC is expected to begin trading on the NASDAQ under the ticker symbol “CCAP” today.

Under the terms of the transaction, in exchange for approximately 12.9 million shares of Alcentra Capital common stock, Alcentra Capital’s stockholders received: (i) 5.2 million shares of Crescent BDC common stock, or 0.4041 shares of Crescent BDC common stock per share, (ii) $19.3 million in cash, or $1.50 per share, from Crescent BDC (less $10.3 million or $0.80 per share in final dividends paid by Alcentra Capital on January 31, 2020) and (iii) $21.6 million in cash, or $1.68 per share, in transaction support provided by Crescent Cap Advisors, LLC, Crescent BDC’s investment adviser. As of the close of the transaction, Crescent BDC and Alcentra Capital stockholders owned approximately 82% and 18%, respectively, of the combined company. The transaction increased Crescent BDC’s investment portfolio from approximately $727 million across 98 portfolio companies to approximately $923 million across 125 portfolio companies on a pro forma combined basis as of December 31, 2019.

Mark Attanasio and Jean-Marc Chapus, Co-Founders and Managing Partners of Crescent Capital Group commented, “The closing of this transaction represents an important milestone for Crescent BDC. By leveraging the scale and breadth of Crescent Capital Group’s broader $28 billion platform, longstanding sponsor origination relationships and disciplined underwriting and investment processes, we will be able to provide our combined stockholders with attractive opportunities for income generation and capital appreciation.”

“We are excited to close the acquisition of Alcentra Capital, as we expect this transaction will provide both strategic and financial benefits to our new and existing stockholders,” said Jason Breaux, Chief Executive Officer of Crescent BDC. “Through this merger, we will significantly increase our market presence, improve our access to capital, and enhance asset diversification, while still staying true to our core strategy of maintaining a high-quality, senior secured, first lien-focused portfolio.”

Favorable Fee Structure

In connection with the closing of the transaction, Crescent Cap Advisors, LLC has established what it believes is a best-in-class fee structure with Crescent BDC, which took effect as of February 1, 2020. Key terms of this fee structure include:

•	Annual base management fee rate reduced from 1.50% to 1.25%;

•	18 months of base management fee waivers that reduce the base management fee to 0.75% for such time period;

•	Annualized incentive fee hurdle raised from 6% to 7% while maintaining a 17.5% income-based incentive fee; and

•	18 months of full waivers of the income-based portion of the incentive fee.

Post-Close Stock Repurchase Program

Additionally, Crescent BDC has implemented a stock repurchase program. Under the program, Crescent BDC may repurchase up to $20 million in the aggregate of its outstanding common stock in the open market at any time the shares are traded below 90% of Crescent BDC’s most recently disclosed net asset value. The program, which will commence four weeks following the listing of Crescent BDC common stock on the NASDAQ, will be in effect through January 31, 2021, unless extended, or until the aggregate approved repurchase amount has been expended.

Share repurchases can begin on March 2, 2020, subject to the trading price of Crescent BDC’s common stock on that date.

Certain officers of Crescent BDC and employees of Crescent Capital Group have advised Crescent BDC that they expect to implement a separate stock repurchase program, which will purchase shares of Crescent BDC in the open market on substantially similar terms as the Crescent BDC program. Any such trading plan will reduce the $20 million stock repurchase program. It is expected that such program will exceed $3 million.

Selected December 31, 2019 Pro Forma Results of Operations and Financial Condition Based On Preliminary Estimates

Set forth below are selected pro forma estimates of the financial condition and results of operations of the combined company based on preliminary estimates for the year ended December 31, 2019.

As of December 31, 2019, the combined company was estimated to have a pro forma combined net asset value per share between $19.37 and $19.47. In addition, the combined company was estimated to have approximately $366 million of pro forma combined aggregate debt outstanding and approximately $10 million in pro forma combined cash and cash equivalents as of December 31, 2019.

The above pro forma estimates are presented for illustrative purposes only and do not necessarily indicate the financial condition and results of operations of the combined company that would have resulted had the Alcentra Acquisition been completed on December 31, 2019. In addition, the above estimates are based on information that is preliminary and subject to completion, including the completion of customary financial statement closing and applicable audit procedures for the year ended December 31, 2019. The above pro forma estimates, which are the responsibility of the Company’s management, were prepared by the Company’s management and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates are inherently uncertain and the Company undertakes no obligation to update this information. See the Company’s filings with the Securities and Exchange Commission for a discussion of factors that could impact its actual results of operations and more detail regarding assumptions used in making pro forma estimates. You should not place undue reliance on these pro forma preliminary estimates.

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent Capital Group LP. Crescent BDC is externally managed by Crescent Cap Advisors, a subsidiary of Crescent Capital. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit http://crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent Capital is a global credit investment manager with approximately $28 billion of assets under management. For over 25 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, and private senior, unitranche, and junior debt securities. Crescent Capital is headquartered in Los Angeles with offices in New York, Boston, and London and more than 175 employees globally. For more information about Crescent Capital, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Daniel McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Crescent BDC undertakes no duty to update any forward-looking statements made herein.